Exhibit 99.1

CPI Card Group Names John Lowe President and Chief Executive Officer

Littleton, CO – January 25, 2024 -- CPI Card Group Inc. (Nasdaq: PMTS) (“CPI” or the “Company”), a payment technology company and leading provider of credit, debit and prepaid solutions, today announced John Lowe has been named its new President and Chief Executive Officer and appointed to the Company’s Board of Directors, effective immediately. Lowe succeeds outgoing President and Chief Executive Officer Scott Scheirman, who had previously announced his intention to retire in early 2024.

Lowe has been with CPI Card Group since 2018, most recently as Executive Vice President, End-to-End Payment Solutions since late 2022. In this role he was responsible for a significant majority of the Company’s revenues and operations. He previously served as the Company’s Senior Vice President and General Manager, Secure Card, beginning in 2021, and was the Company’s Chief Financial Officer from 2018 through 2021.

The Board of Directors conducted a thorough search and review process before selecting Mr. Lowe as President and CEO. “John has deep knowledge of our business, customers, and industry and is a proven leader who has been a major contributor to the Company’s success,” said H. Sandford Riley, Chair of CPI’s Board of Directors. “We are very pleased to have an internal successor who can bring continuity, while also driving new business growth such as expanding into adjacent markets and product offerings, including digital opportunities, as the Company positions itself for the future.”

The Company also announced that Peggy O’Leary has been promoted to take on the role of Senior Vice President, Prepaid Solutions and Chief Development and Digital Officer, reporting to Lowe. O’Leary has been with CPI since 2017, most recently serving as Senior Vice President of Prepaid Solutions since late 2022, and Vice President of Sales of Prepaid, Personalization Solutions, and Instant Issuance from 2020 through 2022. She has played an integral role in driving the Company’s Prepaid growth and expansion into adjacent markets. Prior to joining CPI, O’Leary held a variety of roles at companies including Jingit, InteliSpend, Maritz, and Hallmark.

Scheirman announced in June 2023 his intention to retire in early 2024. He will serve as Senior Advisor to the Chief Executive Officer of the Company through his retirement date of February 28, 2024 and will work together with Lowe to ensure a smooth leadership transition. Scheirman has also stepped down from CPI’s Board of Directors, effective today.

Riley added, “On behalf of the CPI Board of Directors, I would like to express our extreme gratitude to Scott for his outstanding leadership and for delivering exceptional results that have significantly outpaced the market over the last six years. Scott leaves CPI in a strong competitive position, with a great leadership team that is well prepared to build on the tremendous success the Company has achieved.”

“I look forward to working with our outstanding leadership team and all of our talented employees to advance our customer-centric strategy and lead the Company in its next phase of growth,” said Lowe. “We have established a strong foundation as a trusted market leader in the U.S. payments space and have great opportunities to continue to gain market share in our current business, while also expanding our service and product offerings, including digital solutions, for our thousands of valued customers.”

Lowe added, “I would like to thank the Board for the opportunity to lead this great organization and to Scott for his ongoing guidance and support.”

Lowe has more than a decade of senior executive leadership experience and over two decades of financial leadership experience. Prior to CPI, Lowe spent eight years at SquareTwo Financial Corporation, most recently as Chief Financial Officer, and spent his early career within the Capital Markets and Audit practices at Deloitte. Lowe holds a B.S. Degree in Accounting and Finance from Virginia Polytechnic Institute and State University.

“John is the right person to lead CPI and partner with our strong leadership team to build on the success of our current business and lead the Company through its next growth stage,” said Scheirman. “I am grateful to our Board for allowing me to lead CPI for the last six years and for the wonderful colleagues I have had the privilege to work with. I am fully committed to working closely with John, my colleagues and the Board to help ensure a smooth leadership transition.”

About CPI Card Group Inc.

CPI Card Group is a payment technology company providing a comprehensive range of credit, debit, and prepaid card solutions, complementary digital solutions, and Software-as-a-Service (SaaS) instant issuance. With a focus on building personal relationships and earning trust, we help our customers navigate the constantly evolving world of payments, while delivering innovative solutions that spark connections and support their brands. We serve clients across industry, size, and scale through our team of experienced, dedicated employees and our network of high-security production and card services facilities—located in the United States. CPI is committed to exceeding our customers’ expectations, transforming our industry, and enhancing the way people pay every day. Learn more at www.CPIcardgroup.com.

Forward-Looking Statements

Certain statements and information in this release (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including statements about our expectations, strategies or future plans, are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated. Reference is made to a more complete discussion of forward-looking statements and applicable risks that are described under the heading “Cautionary Statement Regarding Forward-Looking Information” and in Part I, Item 1A - Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on March 8, 2023 and our other reports filed from time to time with the SEC. We caution and advise readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the Company. CPI promptly makes available on this website the reports that the Company files or furnishes with the SEC, corporate governance information and press releases.

CPI Card Group Inc. Investor Relations:

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com